UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-20008	74-2415696
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

110 Wild Basin Rd., Austin, Texas 78746
(Address of principal executive offices)

512-437-2700
(Registrant’s telephone number, including area code)

N/A
(Former Name and Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
On July 17, 2017, Asure Software, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) under Item 5.02 to report the resignation of Brad Wolfe as Chief Financial Officer of the Company.  The Original Form 8-K inadvertently reported that the effective date of Mr. Wolfe’s resignation was January 14, 2017, instead of July 14, 2017, and this Current Report on Form 8-K/A amends the Original Form 8-K to correct the effective date of Mr. Wolfe’s resignation. No other changes have been made under Item 5.02 of the Original Form 8-K.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective July 14, 2017, Brad Wolfe has resigned as Chief Financial Officer of Asure Software, Inc. (the “Company”) as he has accepted a new position with a private equity firm that starts Monday, July 17, 2017.  His resignation was not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. The Company is seeking chief financial officer candidates and intends to complete the search in the near future. In the interim, the duties of the Chief Financial Officer will be performed by Patrick Goepel, the Company’s Chief Executive Officer. The Company has no plans to change the date of its anticipated earnings press release for the second quarter ended June 30, 2017 scheduled for August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASURE SOFTWARE, INC.

Dated: July 17, 2017                                                                  By           /s/ Patrick Goepel
     Patrick Goepel, President and
     Chief Executive Officer